EXHIBIT 23.1


                         DeJoya Griffith & Company, LLC
                  2580 Anthem Village Drive, Henderson NV 89052
                   Telephone: 702-563-1600 | Fax: 702-920-8049
                         Email: INFO@DEJOYAGRIFFITH.COM

                                November 13, 2008


Gentlemen:

The firm of DeJoya Griffith & Company, LLC consents to the inclusion of its report of April 14, 2008 accompanying the audited financial statements (and related statements included therein) of Sierra Resource Group, Inc., as of December 31, 2007, in the Form S-1 with the United States Securities and Exchange Commission.

Very truly yours,

/s/ DEJOYA GRIFFITH & COMPANY, LLC

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DeJoya Griffith & Company, LLC